Exhibit 10.2

Gerald R. Newman & Associates

162 N. Hamel Drive

Suite 101

Beverly Hills, California 90211

Tel. (310) 871-3996

Fax (310) 289-1015

Email gman90211@gmail.com

August 6, 2021

PERSONAL AND CONFIDENTIAL

Scripps Safe, Inc.

9051 Tamiami Trial N Suite 201

Naples, Florida 34108

Attn: Jacqueline Anz - Chief Executive Officer

Dear Ms. Jacqueline Anz,

This Business Services Development Agreement (the “Agreement”) confirms the terms and conditions of the engagement of Gerald R. Newman, (“CONSULTANT”) by Scripps Safe, Inc.., a Florida Corporation (the “Company”) to render certain professional services to the Company.

Whereas, CONSULTANT has assisted hundreds of companies over the past 40 years with business development, including helping both private and public companies with improving valuation, strategic relationships, acquisitions, licensing, recruiting key personnel, improving domestic/international distribution, public company resources, both as a consultant and/or business attorney (now recently retired), and

Whereas, CONSULTANT has of July 9, 2021, commenced to assist the Company with general business consulting, strategic relationships and the recruiting of certain key personnel, and

Whereas, CONSULTANT and the Company desire to memorialize their prior oral agreement with this written Business Services Development Agreement,

NOW THEREFOR, FOR ADEQUATE CONSIDERATION, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Business Goals of the Company

(a)	The CEO of the Company has indicated that she would like assistance in building value for the Company by having:

1)	New customer acquisition opportunities that could be beneficial to the Company
2)	Intellectual Property (IP) acquisition and licensing opportunities that could be beneficial to the Company
3)	New product opportunities that could be beneficial to the Company
4)	New domestic and international distribution channels that could be beneficial to the Company
5)	New advertising and marketing opportunities that could be beneficial to the Company
6)	Service providers who can assist the Company in the process of obtaining a NASDAQ listing, including an experienced and available PCAOB Auditor, an experienced and available SEC Attorney, and an experienced and available NASDAQ Process Coordinator.
7)	Service providers to assist with Company Public Press Releases
8)	Service providers to assist with Company Investor Relations
9)	Service providers who can assist with opening Stock Brokerage Accounts for thousands of the Company’s shareholders
10)	Such other assistance the Company and the CONSULTANT may agree upon during the term of the CONSULTANT’S engagement.

2.	CONSULTANT’S services, if requested, to Assist the Company with its Business Goals

(a)	Sales goals - at the request of the CEO review the Company sales plans, resources, personnel requirements and potential challenges. Offer such advice and referral of experts as may be helpful
(b)	Business acquisition opportunities - CONSULTANT has over the years established connections with business brokers and M&A firms, both domestic and international, and is familiar with the relevant databases of such opportunities established business connections with patent attorneys and licensing attorneys and is familiar with the relevant databases of such opportunities
(c)	Intellectual Property (IP) acquisition and licensing- CONSULTANT has over the years
(d)	New product opportunities - CONSULTANT has over the years established business connections with new product developers and has access to the relevant databases.
(e)	New domestic and international distribution channels - CONSULTANT has owned, operated and partnered in various businesses and has become familiar with domestic and international distribution channels on a worldwide basis

(f)	New advertising and marketing opportunities -CONSULTANT has owned and operated a national advertising and marketing firm, including print, radio, TV, digital and nationwide informercials (one of which did over $100 million in sales)
(g)	Service providers who can assist with a Nasdaq listing

1)	PCAOB Auditor - CONSULTANT has sourced an experienced and available Auditor and the Company has the opportunity to enter into an agreement with the Auditor that it deems acceptable. CONSULTANT will continue to work with the Auditor and the Company to make sure the audit is completed in a timely and professional manner.
2)	SEC Attorney- CONSULTANT has sourced an experienced and available SEC Attorney and the Company has the opportunity to enter into an agreement with the Attorney that it deems acceptable. CONSULTANT will continue to work with the SEC attorney and the Company to make sure the necessary legal process for a NASDAQ listing is completed in a timely and professional manner.
3)	NASDAQ Process Coordinator-CONSULTANT has sourced an experienced and available NASDAQ Process Coordinator and the Company has the opportunity to enter into an agreement with the NASDAQ Process Coordinator that it deems acceptable. CONSULTANT will continue to work with the NASDAQ Process Coordinator to make sure the necessary NASDAQ listing process is completed in a timely and professional manner (for details see 1), below).

(h)	Service provider for Public Press Releases - CONSULTANT has advised numerous public companies and has business connections with various firms that write and publish public company press releases
(i)	Service provider for Investor Relations - CONSULTANT has advised numerous public companies and has business connections with various Investor Relations firms
G)	Service provider for shareholder Stock Brokerage Accounts - CONSULTANT has assisted the shareholders of various public companies to open Stock Brokerage Accounts including a company CONSULTANT took public and that at the time had four thousand individual investors

1)	Details: NASDAQ financial requirements coordinator, underwriter negotiator, and NASDAQ listing process supervisor for the Company (the “NASDAQ Process Coordinator”) working in conjunction with the CONSULTANT will:

●	Assist the Company in responding to comments from the NASDAQ Listing Qualifications Staff, if requested;

●	Assist the Company in preparing a Code of Conduct applicable to all directors, officers and employees, including but not limited to, insiders trading policies, if requested;

●	Assist the Company in preparing employment agreements for all directors and executive officers, if requested;

●	Assist the Company to setup the Company’s nomination system for all directors;

●	Advise and assist the Company in the conversion of its financial reporting systems, including its projected financial statements, to a format that is consistent with United States GAAP (Generally Accepted Accounting Principles);

●	Review and advise the Company on all documents and accounting systems relating to its finances and transactions, with the purpose of bringing such documents and systems into compliance with United States GMP or disclosures required by SEC;

●	Provide necessary consulting services and support as a liaison for the Company to third-party service providers, including coordination amongst the Company and their related attorneys, CPAs and the transfer agent;

●	Provide management training to the senior management of the Company, pertaining to usual and customary practices for public companies with business plans similar to the Company’s business plan;

●	Assist the Company with Edgarization of initial Public Offering related filings with the United States Securities and Exchange Commission, including Forms S-1, XBRL Filings for financial statements, footnotes.

3. Services Fees. The Company agrees to pay CONSULTANT for the services set forth in this Agreement a professional service fee (“Services Fee” or “Securities”) consisting of:

Common Shares: Four and nine/tenths Percent (4.9%) of the fully diluted equity of the Company as measured by the capital equity table immediately prior to listing on NASDAQ. The Company will issue a ‘true-up,’ if necessary, within thirty days prior to its expected NASDAQ listing day. The common shares will be issued within fifteen days from the satisfaction of the following: (1) conversion of the Company to a “C” corporation; (2) amendment of the Company’s articles of incorporation to authorize a sufficient number of shares to issue the common shares; (each of the foregoing conditions may hereinafter be referred to as the “Pre-IPO Conditions”).

Warrants: The Company shall grant CONSULTANT five-year warrants to purchase 1,000,000 shares of the Company’s common stock at Sl.00 per share. All warrants will vest 30 days prior to an expected going public transaction. The Form of Warrants is attached hereto as Exhibit B.

Considering that the Company is in the process of finalizing its capitalization, the Company is authorized to reduce the CONSULTANT’S warrants so that the Consultant beneficially owns no more than 9.95% of the Company’s capital stock when combined with granted stock and vested warrants as of the time of listing as a public company. The Company will issue the warrants within fifteen days after all of the Pre-IPO Conditions are met.

Leak-out Transition Fee. It is contemplated that CONSULTANT will be under a stock lock-up/leak-out agreement once the Company is listed as a public company, therefore CONSULTANT shall be entitled to be paid as a 1099 independent contractor on the first of each month the sum of five thousand dollars ($5,000.00) first commencing when the Company is publicly listed and ending twelve (12) months thereafter.

1.	Except as provided by the vesting provisions of the warrants, the Services Fee shall be deemed fully earned upon satisfaction of all of the Pre-IPO Conditions. The Consultant makes no representations with respect to the success of his and the Company’s efforts to achieve their above stated Business Goals.

u.	In addition to any fees that may be payable to CONSULTANT under this Agreement, the Company agrees to reimburse CONSULTANT, upon request made from time to time, for its reasonable and actual out-of-pocket expenses incurred in connection with CONSULTANT’s activities under this Agreement, including the reasonable fees and travel expenses for the meetings on behalf of the Company. All such fees, expenses and costs will be pre-approved by the Company in writing, and billed at any time by CONSULTANT and are payable by the Company when invoiced. Upon expiration of the Agreement any unreimbursed fees and expenses will be immediately due and payable.

4.	Term. The term of this Agreement shall commence on July 25, 2021, and end on July 24, 2023 (the “Term”). This Agreement may be renewed upon mutual written agreement of the parties hereto. Any obligation pursuant to this Paragraph 4, and pursuant to Paragraphs 3 (payment of fees), 5 (indemnification), 6 (matters relating to engagement), 7 (governing law); 8 (attorney fees) and 11 (miscellaneous) hereof, shall survive the termination or expiration of this Agreement. As stated in the foregoing sentence, the parties specifically agree that in the event the Company terminates this Agreement prior to expiration of the Term, the full Service Fee shall become immediately due and payable.

5. Indemnification. Each party agrees to indemnify the other and its respective affiliates against third-party claims with regard to the matters contemplated herein; provided, however, that the indemnifying party will have no indemnification obligations to the other if the damages arose as a result of the negligence, willful misconduct, or fraud of the indemnified party.

6. Matters Relating to Engagement. The Company acknowledges that CONSULTANT has been retained solely to provide the services set forth in this Agreement.

In rendering such services, CONSULTANT shall act as an independent contractor, and any duties of CONSULTANT arising out of its engagement hereunder shall be owed solely to the Company. The Company further acknowledges that CONSULTANT may perform certain of the services described herein through one or more of its affiliates, and provide similar services for other non-competitive companies. Consultant acknowledges that they will devote sufficient ti.me to performing its services under the Agreement.

The Company acknowledges and agrees that in connection with the performance of CONSULTANTs services hereunder (or any other services) that neither CONSULTANT nor any of its employees will be providing the Company with legal, tax or accounting advice or guidance (and no advice or guidance provided by CONSULTANT or its employees to the Company should be construed as such) and that neither CONSULTANT nor its employees hold itself or themselves out to be advisors as to legal, tax, accounting, financing or regulatory matters in any jurisdiction, nor will the CONSULTANT be responsible for obtaining any investments in the Company. CONSULTANT may retain attorneys and accountants that are for CONSULTANT’s benefit, and CONSULTANT may recommend a particular law firm, accounting/audit firm, broker-dealer/ Investment Banking firm, Investor Relations firm, or digital marketing firm to be engaged by the Company. However, CONSULTANT makes no recommendation as to the outcome of such referrals, nor does CONSULTANT guarantee or warrant the work product of any referral. The Company shall consult with its own legal, tax, accounting and financial advisors concerning all matters and advice rendered by CONSULTANT to the Company, and the Company shall be responsible for making its own independent investigation and appraisal of the risks, benefits and suitability of the advice and guidance given by CONSULTANT to the Company. Neither CONSULTANT nor its employees shall have any responsibility or liability whatsoever to the Company or its affiliates with respect thereto.

The Company recognizes and confirms that in performing its duties pursuant to this Agreement, CONSULTANT will be using and relying on data, material, and other information furnished by the Company, a third-party provider, or their respective employees and representatives (“the Information”). The Company will cooperate with CONSULTANT and will furnish CONSULTANT with all Information concerning the Company and any financial information or organizational or transactional information which CONSULTANT deems appropriate, and Company will provide CONSULTANT with access to the Company’s officers, directors, employees, independent accountants and legal counsel for the purpose of performing CONSULTANTs obligations pursuant to this Agreement.

The Company hereby agrees and represents that all Information furnished to CONSULTANT pursuant to this Agreement shall be accurate and complete in all material respects at the time provided, and that, if the Information becomes materially inaccurate, incomplete or misleading during the term of CONSULTANTs engagement hereunder, the Company shall promptly advise CONSULTANT in writing. Accordingly, CONSULTANT assumes no responsibility for the accuracy and completeness of the Information. In rendering its services, CONSULTANT will be using and relying upon the Information without independent verification evaluation thereof.

7. Representations and Warranties by CONSULTANT. CONSULTANT, by his acceptance of the Securities he agrees to accept for payment, represents and warrants to Company as follows:

(a) CONSULTANT is acquiring the Securities he agrees to accept for payment with the intent to hold as an investment and not with a view of distribution.

(b) CONSULTANT is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Securities for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. CONSULTANT has adequate net worth and means of providing for his current needs and contingencies and is able to sustain a complete loss of the investment in the Securities, and has no need for liquidity in such investment. CONSULTANT, himself or through his officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and CONSULTANT, either alone or through his officers, employees or agents, has evaluated the merits and risks of the investment in the Securities.

(c) CONSULTANT acknowledges and agrees that it is acquiring the Securities hereunder based upon his own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

(d) CONSULTANT has no contract, arrangement or understanding with any broker, finder, investment bank, financial intermediary, or similar agent with respect to any of the transactions contemplated by this Agreement.

8. Governing Law, Consent to Jurisdiction, Attorney Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of laws provisions. All disputes arising out of or in connection with this agreement, or in respect of any legal relationship associated with or derived from this agreement, shall only be heard in any competent court residing in Collier County, Florida. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. Each party further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. Each party agrees that any action on or proceeding brought against the other shall only be brought in such courts. If any party institutes any legal suit, action, or proceeding against the other party to enforce this Agreement (or obtain any other remedy regarding any breach of this Agreement), the prevailing party in the suit, action, or proceeding is entitled to receive, and the non-prevailing party shall pay, in addition to all other remedies to which the prevailing party may be entitled, the costs and expenses incurred by the prevailing party in conducting or defending the suit, action, or proceeding, including reasonable and actual attorneys’ fees and expenses, and court costs, even if not recoverable by law (including, without limitation, all fees, taxes, costs, and expenses incident to appellate, bankruptcy, and post- judgment proceedings).

9. No Brokers. The Company represents and warrants to CONSULTANT that there are no brokers, representatives, service providers under this Agreement or other persons which have an interest in compensation due to CONSULTANT from any services contemplated herein.

10. Authorization. The Company and CONSULTANT represent and warrant that each has all requisite power and authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument (including third-party contracts, wills, court orders, regulatory orders, etc.) to which it is a party or bound.

11. Miscellaneous. This Agreement constitutes the entire understanding and agreement between the Company and CONSULTANT with respect to the subject matter hereof and supersedes all prior understandings or agreements between the parties with respect thereto, whether oral or written, express or implied. Any amendments or modifications must be executed in writing by both parties. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party’s successors, but may not be assigned without the prior written approval of the other party. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. CONSULTANT hereby discloses that he is a retired attorney, in good standing, whose Bar license in California is currently non-active; he is not providing legal services under this Agreement nor being paid for such by the Company.

12. Previous Agreement. CONSULTANT and the Company having previously entered into a Non-Disclosure and Non-Circumvention Agreement, regarding persons hired by the Company, CONSULTANT agrees to issue a full and complete release and waiver to the Company upon CONSULTANT receiving the shares and warrants herein provided for in this Agreement.

Please confirm that the foregoing correctly sets forth our agreement by signing below in the space provided, placing your initials on the bottom left of each page and returning this Agreement to CONSULTANT fully executed, which shall constitute a binding agreement as of the date first above written.

CONSULTANT

By:	/s/ Gerald R. Newman
Name:	Gerald R. Newman, an individual

AGREED TO AND ACCEPTED

DATE: AUGUST 06, 2021

SCRIPPS SAFE, INC.

By:	/s/ Jacqueline von Zwehl
Name:	Jacqueline Anz (aka Von Zwehl)
Title:	Chief Executive Officer/President/Founder

AGREED TO AND ACCEPTED

DATE: Aug 06, 2021

Exhibit B

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

COMMON STOCK PURCHASE WARRANT

Number of shares: 1,000,000	Holder: Gerald R. Newman

Exercise Price per Share: $1.00	Warrant No. 2021-001

Expiration Date: July 31, 2026	Issue Date: August 6, 2021

FOR VALUE RECEIVED, SCRIPPS SAFE, INC., a Nevada corporation (in organization) (the “Company”), hereby certifies that Gerald R. Newman., or its designated assigns (the “Warrant Holder”), is entitled to purchase the securities set forth below.

This Warrant entitles the Warrant Holder to purchase from the Company at any time after the Issue Date and before the Expiration Date ONE MILLION (1,000,000) shares (the “Warrant Shares”) of common stock (the “Common Stock”) of the Company at an exercise price of ONE DOLLAR 00/00 CENTS (US$1.00) per share (as adjusted from time to time as provided in Section 7 hereof, the “Exercise Price”), at any time and from time to time from and after the Issue Date and through and including 5:00 p.m. New York time on the Expiration Date.

This Warrant is being issued pursuant to that certain Services Agreement, dated as of August 6, 2021 by and between the Company and the Warrant Holder, (the “Services Agreement”). Capitalized terms used herein but not otherwise defined herein, shall have the meanings given to them in the Services Agreement. This Warrant will vest 30 days prior to an expected going public transaction and can only be exercised if the Company is listed on a national stock exchange.

This Warrant is subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, unless provided notice to the contrary in accordance herewith.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf 0f a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Warrant Shares that may be issued upon the due exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of this Warrant, or any portion of this Warrant, in the Warrant Register, upon delivery by the Warrant Holder to the Company, pursuant to Section 10 of (i) this Warrant, and (ii) a duly completed and executed written assignment. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 10 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange, and will have the same Expiration Date as the original Warrant for which the New Warrant was exchanged.

5. Exercise of Warrants.

a. Exercise of this Warrant shall be made upon delivery to the Company pursuant to Section 10, of (i) this Warrant; (ii) a duly completed and executed election notice, in the form attached hereto (the “Election Notice”) and (iii) payment of the Exercise Price. Payment of the Exercise Price may be made at the option of the Warrant Holder either (a) in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to Exercise Price per share in effect at the time of exercise multiplied by the number of Warrant Shares specified in the Election Notice, or (b) through a cashless exercise provided in Section S(b) below. The Company shall promptly (but in no event later than three (3) business days after the “Date of Exercise,” as defined herein) issue or cause to be issued and cause to be delivered to the Warrant Holder in such name or names as the Warrant Holder may designate in the Election Notice, a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act, as applicable. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. All Warrant Shares delivered to the Warrant Holder the Company covenants, shall upon due exercise of this Warrant, be duly authorized, validly issued, fully paid and non-assessable.

b. If the closing price per share of the Common Stock (as quoted by the NASDAQ or other principal trading market, if applicable) reported on the day immediately preceding the Date of Exercise (the “Fair Market Value”) of one share of Common Stock is greater than the Exercise Price of one Warrant Share (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Warrant Holder may elect to receive that number of Warrant Shares computed using the following formula:

X=Y (A-B)

A

Where X= the number of shares of Common Stock to be issued to the Warrant Holder

Y= the number of shares of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A= Fair Market Value

B= Exercise Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

c. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), (ii) the Election Notice (or attached to such New Warrant) appropriately completed and duly signed, and (iii) payment of the Exercise Price (if this Warrant is exercised on a cash basis) for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

d. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election to Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

e. Notwithstanding any other provision of this Warrant, the Warrant Holder may not exercise this Warrant if such exercise would cause Warrant Holder’s beneficial ownership (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) of the Common Stock of the Company to exceed 4.9% of its total issued and outstanding Common Stock or voting shares. Upon not less than sixty-one (61) days advance written notice, at any time or from time to time, the Warrant Holder at its sole discretion, may waive this provision of this Warrant.

f. Notwithstanding any other provision of this Warrant, the Warrant Holder may not exercise this Warrant if such exercise would cause Warrant Holder’s beneficial ownership (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) of the Common Stock of the Company to exceed 9.9% of its total issued and outstanding Common Stock or voting shares.

6. Common Share Issuance. Upon receipt by the Company of a written request from Warrant Holder to exercise any portion of any Warrant, subject to any limitations on exercise contained in any Warrant, the Company shall have three (3) business days (“Delivery Date”) to request issuance of the shares of Common Stock rightfully listed in such request. If the Company fails to timely deliver the shares through willful failure or deliberate hindrance, the Company shall pay to Warrant Holder in immediately available funds $1,000.00 per day past the Delivery Date that the shares are actually issued. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued. The Company agrees that the right to exercise its Warrants is a valuable right to Warrant Holder and a material consideration of it entering this Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Warrant Holder due to any such breach. The parties agree that this Section is not intended to in any way limit Warrant Holder’s right to pursue other remedies, including actual damages and/or equitable relief.

7. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

a. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the Holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant). The Company shall ensure that the surviving entity in any Reorganization specifically assumes the Company’s obligations under this Warrant.

b. Exercise Price Adjustment. If at any time the Company grants, issues or sells any Common Stock, options to purchase Common Stock, securities convertible into Common Stock or rights relating to Common Stock (the “Purchase Rights”) to any person, entity, association, or other organization other than the Holder, at a price per share less than the Exercise Price, then the Exercise Price hereof shall be proportionately reduced to match the price per share of the Purchase Rights. For purposes of clarification, if the exercise price of the Warrant Shares is $1.50, and if the Company sells Common Stock at $1.00 per share at any time after the date hereof, then the Exercise Price of Holder’s Warrant Shares would be adjusted to $1.00. Notwithstanding, the Exercise Price may not exceed $1.50 per share in any case.

c. Adjustments for Stock Dividends; Combinations, Etc. In case the Company shall do any of the following (an “Event”):

(i) declare a dividend or other distribution on its Common Stock payable in Common Stock of the Company,

(ii) subdivide the outstanding Common Stock pursuant to a stock split or otherwise, or

(iii) reclassify its Common Stock, then the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any such Event; however, there shall be no adjustment to the Exercise Price or issuable Warrant Shares in the event of a reverse stock split or other reduction in the authorized Common Stock of the Company.

d. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

8. Registration Rights. If, after the date hereof, the Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Warrant Holder written notice of such determination and, unless the Warrant Holder objects to the registration of the Warrant Shares or any part thereof in writing within ten (10) calendar days after receipt of such notice, the Company shall include in such registration statement all of the Warrant Shares, subject to customary cutbacks applicable to all holders of registration rights. To the extent not all of the Warrant Shares may be included for registration in the registration statement, as a result of the Commission’s application of Rule 415 under the 1933 Act, priority in such registration statement will be given to the other Common Stock included therein in preference to the Warrant Shares except no preference shall be given to shares held by affiliates. The obligations of the Company under this Section may be waived by the Warrant Holder. Notwithstanding anything to the contrary herein, the registration rights granted to the Warrant Holder shall not be applicable for such times as such Warrant Shares may be sold by the Holder thereof without restriction pursuant to Rule 144 of the 1933 Act.

9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

10. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are (a) delivered if delivered in person or (b) sent, if sent by email; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

SCRIPPS SAFE, INC.

9051 Tamiami Trail N, Suite 201

Naples, Florida 34108

Email Address: janz@scripps-safe.com

If to the Warrant Holder:

Gerald R. Newman 162 N. Hamel Dr.

Beverly Hills, CA 90211

Email Address: gman902l l@gmail.com

Attn: Gerald R. Newman

11. Miscellaneous.

a. This Warrants is being granted pursuant to the terms of that certain Services Agreement, dated as of August 6, 2021 by and between the Company and the Warrant Holder. If not otherwise defined herein, all capitalized terms herein shall have the meanings given to them in the Services Agreement. Further, all of the terms, representations, warranties, agreements, covenants and conditions set forth in the Services Agreement are incorporated herein by reference. To the extent that there is a conflict between any condition, term or provision of this Warrant and the Services Agreement, the conditions, terms, and provisions set forth herein shall specifically supersede the conflicting conditions, provisions and/or terms in the Services Agreement.

b. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder. Holder may assign this Warrant without consent from the Company but in accordance with the restrictions herein.

c. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

d. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof.

e. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

f. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

g. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

SCRIPPS SAFE, INC.

	By:	/s/ Jacqueline Anz
	Name:	Jacqueline Anz
	Title:	Chief Executive Officer
	Dated:	August 6, 2021

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: SCRIPPS SAFE, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase (check applicable box):

☐	_________ shares of the Common Stock covered by such Warrant; or

☐	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth therein.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is$ ______________. Such payment takes the form of (check applicable box or boxes):

☐	$ in lawful money of the United States; and/or

☐	the cancellation of such portion of the attached Warrant as is exercisable for a total of __________ shares of Common Stock (using a Fair Market Value of $ per share for purposes of this calculation); and/or

☐	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 5 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 5.

After application of the cashless exercise feature as described above, shares of Common Stock are required to be delivered pursuant to the instructions below.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Name of Warrant Holder:

(Print).
(By:).
(Name:)
(Title:)
Signatures must conform in all respects to the name of the Warrant Holder on the face of the Warrant.